Exhibit 99.1

FiveW Capital LLC

By:	/s/ David Randall Winn
Name:	David Randall Winn
Title:	Managing Member	Date: 07/02/2021

FiveW DiscoverOrg LLC

By:	/s/ David Randall Winn
Name:	David Randall Winn
Title:	Managing Member	Date: 07/02/2021